As filed with the Securities and Exchange Commission on March 10, 1998.

                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                 LYCOS, INC.
                          ---------------------------
               (Exact name of issuer as specified in its charter)

         Delaware                                       04-3277338
------------------------------            --------------------------------------
(State of Incorporation)                   (IRS Employer Identification Number)

           500 Old Connecticut Path, Framingham, Massachusetts 01701
           ---------------------------------------------------------
                    (Address of Principal Executive Offices)

                                  (508) 424-0400
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                       LYCOS, INC. 1996 STOCK OPTION PLAN
                      TRIPOD, INC. 1995 STOCK OPTION PLAN
                      -----------------------------------
                            (Full title of the Plan)

                                Robert J. Davis
                     President and Chief Executive Officer
                                  Lycos, Inc.
                            500 Old Connecticut Path
                        Framingham, Massachusetts 01701
                                 (508) 424-0400
(Name, address and telephone number, including area code, of agent for service)

                                    copy to:

                        Michael J. Riccio, Jr., Esquire
                          Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                          Boston, Massachusetts 02110
                                (617) 951-6600
                     ------------------------------------


                                               CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                                   Proposed          Proposed
                                              Maximum              Maximum           Maximum             Amount of
                                              Amount to be         Offering Price    Aggregate           Registration
Title of Securities to be Registered          Registered           Per Share         Offering Price      Fee
------------------------------------          ----------           ---------         ---------------     ------------
LYCOS, INC. 1996 STOCK PLAN
Common Stock,
$0.01 par value.                             1,526,500 Shares (1)   $43.375 (2)       $66,211,937 (2)     $19,533 (2)

Common Stock,
$0.01 par value.                               673,500 Shares (1)   $23.13  (3)       $15,578,055 (3)     $ 4,596 (3)

TRIPOD, INC. 1995 STOCK OPTION PLAN (4)
Common Stock,
$0.01 par value.                               187,409 Shares       $ 1.30  (3)       $   243,632 (3)     $    72 (3)

    TOTAL                                    2,387,409 Shares                         $82,033,624         $24,201

====================================================================================================================

(1) Registrant is registering an aggregate of 2,200,000 shares under its 1996 Stock Option Plan pursuant to this Registration Statement. This aggregate number represents an increase in the shares reserved for issuance under Registrant's 1996 Stock Option Plan, which increase was approved by Registrant's shareholders at a meeting held on December 17, 1997. Of the 2,200,000 shares covered by this increase, as of March 6, 1998, 673,500 shares were subject to outstanding options.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. None of such shares are subject to outstanding options. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on March 6, 1998.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. All such shares are issuable upon the exercise of outstanding options with fixed exercise prices. The computation with respect to such outstanding options is based on the weighted average per share exercise price of the options, the shares issuable under which are registered hereby.

(4) Pursuant to the Agreement and Plan of Merger dated as of February 2, 1998, among Registrant, Pod Acquisition Corp., Tripod, Inc. ("Tripod"), Bo Peabody and Richard Sabot, Registrant assumed, effective as of February 11, 1998, all of the outstanding options to purchase Common Stock of Tripod, Inc. under the Tripod, Inc. 1995 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Registrant with the Commission are incorporated by reference:

1.   Registrant's Annual Report on Form 10-K for the year ended July 31, 1997;

2. Registrant's definitive Proxy Statement dated November 17, 1997, filed in connection with the Registrant's December 17, 1997 Annual Meeting of Stockholders.

3. Registrant's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997 and January 31, 1998.

4. Registrant's Current Reports on Form 8-K and Form 8-K/A, filed with the Commission on February 17, 1998 and March 10, 1998.

5. The description of Registrant's Common Stock set forth in Registrant's Registration Statement on Form 8-A, filed with the Commission on February 23, 1996.

6.   Registrant's Registration Statement on Form S-8, filed on October 8, 1996.

     All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the authorization and issuance of the shares of Common Stock offered hereby will be passed upon by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts, counsel to the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law and the Company's Amended and Restated By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reason to believe were unlawful.

     The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

     The Company has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of the Company in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number
------

4.1 Lycos, Inc. 1996 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-1354))

4.2  Tripod Corporation 1995 Stock Option Plan.

5.1  Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1 Consent of KPMG Peat Marwick LLP, Independent Accountants.

23.2 Consent of KPMG Peat Marwick LLP, Independent Accountants.

23.3 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.

24.1 Powers of Attorney.


ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts on March 10, 1998.
--

                                  LYCOS, INC.



                                    /s/ Robert J. Davis
                                  --------------------------------------
                                  Robert J. Davis
                                  President and Chief Executive Officer



    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Davis and Edward M. Philip, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                  Title                         Date
      ---------                  -----                         ----



    /s/ Robert J. Davis          President, Chief             March 10, 1998
----------------------------     Executive Officer                  --
Robert J. Davis                  and Director
                                 (principal executive
                                 officer)


   /s/ Edward M. Philip          Chief Operating Officer,     March 10, 1998
----------------------------     Chief Financial Officer and        --
Edward M. Philip                 Secretary
                                 (principal financial
                                 and accounting
                                 officer)

    /s/ John J. Connors, Jr.     Director                     March 10, 1998
----------------------------                                        --
John J. Connors, Jr.


   /s/ Daniel J. Nova            Director                     March 10, 1998
----------------------------                                        --
Daniel J. Nova


    /s/ David S. Wetherell       Director                     March 10, 1998
----------------------------                                        --
David S. Wetherell

                               INDEX TO EXHIBITS

Exhibit
Number
------

4.1*   Lycos, Inc. 1996 Stock Option Plan

4.2    Tripod, Inc. 1995 Stock Option Plan.

5.1    Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation

23.1   Consent of KPMG Peat Marwick LLP, Independent Accountants.

23.2   Consent of KPMG Peat Marwick LLP, Independent Accountants.

23.3 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

24.1   Powers of Attorney (See page II-3).

* Incorporated by reference from Registrant's Registration Statement on Form S-1 (Reg. No. 333-1354), as filed with the Commission.